Resignation as Director

Dated: **March 22, 2013**

The Board of Directors
LIANDI CLEAN TECHNOLOGY INC.
联迪清洁技术有限公司董事会

Dear Sirs

I, HIROFUMI KOTOI 琴井启文, hereby tender my resignation as Director of your Company with immediate effect.

我，HIROFUMI KOTOI 琴井启文，特此提出呈辞贵公司董事。

I confirm that I have no claim against the company whatsoever whether in respect of fees, remuneration or compensation for the loss of office.

我确认我没有要求该公司，不论该方面的费用，报酬或失去职位的补偿。

Yours faithfully

x

HIROFUMI KOTOI 琴井启文